Exhibit 10.8

MANAGEMENT INCENTIVE CO-INVESTMENT PLAN

OF GLOBAL POWER EQUIPMENT GROUP INC. (THE “INCENTIVE PLAN”)

Objective

To reward certain members of the senior management of Global Power Equipment Group Inc. (“Global Power”) and its subsidiaries (collectively with Global Power, the “Company”) for their commitment and maximum efforts to the Company during its reorganization pursuant to chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) and to incentivize their future efforts to grow the value of the Company upon its exit from Bankruptcy. The Incentive Plan is not intended to be a capital-raising device, and all securities issued pursuant to the Incentive Plan are intended to be exempt from registration under Rule 701 of the Securities Act of 1933, as amended (the “Securities Act”), as compensatory securities issued under a “bona fide” incentive compensation plan.

Senior Management

Senior management includes those employees designated by Global Power management whose efforts materially contributed to the Company’s exit from Bankruptcy and whose efforts are anticipated to materially contribute to the future growth of the Company’s value (the “Identified Group”).

Terms of the Incentive Plan - Participation/Eligibility

Global Power management, in its discretion, will designate the members of the Identified Group. The Identified Group will consist of between seven (7) and thirty (30) senior managers of the Company. Each member of the Identified Group will have the opportunity to participate in the Incentive Plan.

Participation in the Incentive Plan is strictly voluntary, and no member of the Identified Group will be obligated to participate in the Incentive Plan.

A member of the Identified Group that chooses to participate in the Incentive Plan (a “Participating Senior Manager”) will be awarded one (1) share of Global Power common stock at no additional cost (such awarded shares, the “Incentive Shares”) for every two (2) shares of Global Power common stock purchased by that Participating Senior Manager pursuant to the Incentive Plan (such purchased shares, the “MIP Shares”) at a per share price equal to the Applicable Share Price (as that term is defined in the Company’s Chapter 11 Plan of Reorganization).

Global Power will issue up to a total number of shares of Global Power common stock pursuant to the Incentive Plan equal to the sum of (i) an amount equal to $1,500,000 (the “MIP Amount”) divided by the Applicable Share Price (i.e., the MIP Shares), plus (ii) an amount equal to 50 percent of the amount determined under (i) (i.e., the Incentive Shares).

Participation in the Incentive Plan is subject to the successful reorganization of the Company pursuant to the Bankruptcy Code. In the event that no such reorganization occurs, then the Company shall have no liability, and Participating Senior Managers shall have no rights, under the Incentive Plan.

Subscription Rights

Each member of the Identified Group will be given the right to subscribe for a portion of the MIP Amount in any amount not less than $5,000 and not in excess of $200,000 (such amount selected by each Participating Senior Manager, the “Initial Subscription Amount”). In the event that the aggregate Initial Subscription Amount of all Participating Senior Managers equals or exceeds the MIP Amount, the MIP Amount allocated to each Participating Senior Manager will be an amount determined separately for each Participating Senior Manager (the “Adjusted Subscription Amount”) equal to (i) the MIP Amount multiplied by (ii) a fraction, the numerator of which is that Participating Senior Manager’s Initial Subscription Amount and the denominator of which is the aggregate Initial Subscription Amount of all Participating Senior Managers.

The number of MIP Shares ultimately issued to each Participating Senior Manager will be that Participating Senior Manager’s Initial Subscription Amount (or Adjusted Subscription Amount, if applicable), divided by the Applicable Share Price rounded down to the nearest even whole number. All MIP Shares purchased by a Participating Senior Manager are subject to all of the same terms contained in this Incentive Plan, including the grant of one (1) Incentive Share to a Participating Senior Manager for every two (2) MIP Shares purchased by such Participating Senior Manager.

Award Vesting

The MIP Shares shall be fully vested upon issuance to a Participating Senior Manager. Except upon the death, Disability,1 or Retirement 2 of a Participating Senior Manager (which will result in immediate vesting), and except as provided below in the headings “Termination of Participating Senior Manager Prior to Vesting of the Incentive Shares” and “Change of Control,” all Incentive Shares shall vest on the third anniversary of the date on which the Incentive Shares are granted (“Vesting Period”). The date on which Incentive Shares are granted is the date on which the Participating Senior Manager to whom the Incentive Shares are granted closes on the acquisition of the MIP Shares that such Participating Senior Manager elects to subscribe for.

A Participating Senior Manager may not sell, assign, transfer, pledge, mortgage, hypothecate, or otherwise dispose of or encumber the Incentive Shares at any time prior to their vesting.

[1]	“Disability” shall mean the inability of a Participating Senior Manager to perform substantially all the duties of their employment position with the Company or Subsidiary by reason of any medically determinable physical or mental impairment which is expected to be permanent and continues for more than 180 days. The Company may require such proof of Disability as the Company in its sole discretion deems appropriate and the Company’s determination as to whether a Participating Senior Manager is disabled shall be conclusive, final, and binding on all parties concerned.
[2]	“Retirement” shall mean the voluntary termination of a Participating Senior Manager’s full-time employment with the Company or Subsidiary on the date on which such Participating Senior Manager becomes, or after attaining, 65 years of age.

Taxes

Each Participating Senior Manager must acknowledge in writing the existence of U.S. federal, state and local income tax and employment tax withholding obligations with respect to the Incentive Shares and agree that such requirements will be satisfied by the Participating Senior Manager. If required by applicable law, a Participating Senior Manager shall be required to pay such taxes, if any, to the Company in cash upon the expiration of the Vesting Period (including any portion thereof) or such earlier dates as the Participating Senior Manager elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or as of which the value of any Incentive Shares first becomes includible in the Participating Senior Manager’s gross income for income tax purposes. If tax withholding is required by applicable law, in no event shall Incentive Shares be delivered to the Participating Senior Manager until all amounts due have been paid to the Company by the Participating Senior Manager in cash in the amount of such tax required to be withheld with respect to the Incentive Shares or the Participating Senior Manager has otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax. In the event that the Participating Senior Manager elects immediate U.S. federal income taxation with respect to all or any portion of the Incentive Shares pursuant to Section 83(b) of the Code, the Participating Senior Manager agrees to notify the Company thereof in writing within ten (10) days of such election.

Termination of Participating Senior Manager Prior to Vesting of the Incentive Shares

If a Participating Senior Manager voluntarily terminates employment with the Company for any reason or the Company terminates a Participating Senior Manager for cause prior to the expiration of the Vesting Period, the Incentive Shares of such terminated Participating Senior Manager shall automatically be forfeited and shall revert to Global Power without any action required by the Participating Senior Manager or the Company. Should the Company terminate a Participating Senior Manager without cause prior to the expiration of the Vesting Period, such Participating Senior Manager will immediately be fully vested in their Incentive Shares under the same terms and conditions as if the Vesting Period expired.

Change of Control

Upon a Change of Control of the Company, the Participating Senior Managers will immediately be fully vested in their Incentive Shares under the same terms and conditions as if the Vesting Period expired. In addition, to the fullest extent possible, the Company shall seek to provide each Participating Senior Manager that desires to participate in the transaction constituting a Change of Control tag along rights to participate in such transaction on similar terms upon a Change of Control of the Company. For purposes of the Incentive Plan, the term “Change of Control” shall mean any transaction that would constitute an “ownership change” (as that term is defined in Section 382(g) of the Code) of Global Power, or a sale by the Company of substantially all of its assets.

Securities Law Restrictions For MIP Shares and Incentive Shares

Any MIP Shares and Incentive Shares issued to a Participating Senior Manager pursuant to the Incentive Plan will not be registered under the Securities Act, and such MIP Shares and Incentive Shares will be offered and sold to Participating Senior Managers pursuant to an exemption from the registration requirements of the Securities Act that is afforded by Rule 701 under the Securities Act. The MIP Shares and the Incentive Shares may only be resold, transferred, assigned or hypothecated by a Participating Senior Manager (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an exemption from such registration afforded by the Securities Act, in which case such Participating Senior Manager shall deliver to the Company an opinion of counsel, or such other evidence satisfactory to the Company, that such exemption is available. Certificates evidencing any MIP Shares or Incentive Shares will bear a legend substantially in the form set forth below:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

Miscellaneous

Issuance of the Incentive Shares shall not be considered wages, salaries or compensation under any other benefit plan of the Company.

Additional Incentive Plan Provisions

The Company shall direct the administration of the Incentive Plan. The Company shall have full power to amend, modify, rescind, construe and interpret the Incentive Plan. Any action taken or decision made by the Company arising out of, or in connection with, the construction, administration, interpretation or effect of the Incentive Plan or of any rules and regulations adopted thereunder shall be conclusive and binding upon all Participants and all persons claiming under or through a Participant.

No employee, officer, or director of the Company shall have any liability for any decision or action if made or done in good faith, and the Company shall indemnify each director, employee, and officer of the Company acting in good faith pursuant to the Incentive Plan against any loss or expense arising therefrom.

Nothing in the Incentive Plan shall be construed or interpreted as giving any employee the right to be employed or retained by the Company or impair the right of the Company to control its employees or to terminate the services of any employee at any time. The Incentive Plan shall not create any rights of future participation herein.

The laws of the State of Delaware shall determine and govern the validity and construction of the Incentive Plan in all respects. If any term or condition herein conflicts with applicable law, the validity of the remaining provisions shall not be affected thereby.

No person eligible to receive any Incentive Shares shall have any rights to pledge, assign or otherwise dispose of all or any portion of such payments, either directly or by operation of law, including but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy. If a Participating Senior Manager is not living at the time Incentive Shares become vested in accordance with the Incentive Plan, such Incentive Shares shall be deemed fully vested and owned by the beneficiaries designated by the Participating Senior Manager in a will or trust instrument, or if none, to the Participating Senior Manager’s heirs at law.

The administrative expense of the Incentive Plan will be borne by the Company.

Neither the establishment of the Incentive Plan nor the issuance of Incentive Shares hereunder shall be deemed to create a trust. The Incentive Plan shall constitute an unfunded, unsecured liability of the Company to issue Incentive Shares in accordance with the provisions of the Incentive Plan, and no individual shall have any security or other interest in any assets of the Company in connection with the Incentive Plan.

To the extent possible, Incentive Shares under the Incentive Plan are intended to fall within exceptions to Section 409A of the Code, as amended, and applicable regulations and Treasury guidance with respect to such Section 409A. As a result, the provisions of the Incentive Plan shall be construed to effect such intent to the extent possible.

Effective Date

The Incentive Plan was approved by the Board of Directors of Global Power on December 4, 2007, and shall continue, as amended from time to time, with respect to the Company’s performance through December 4, 2011.

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